EXHIBIT 10.02
GLU MOBILE INC.
SUMMARY OF COMPENSATION TERMS
KEVIN S. CHOU
Dated as of October 31, 2008
Following is a summary of the compensation terms for Kevin S. Chou, the Vice President, General Counsel and Secretary of Glu Mobile Inc., a Delaware corporation (the “Company”):

Annual Salary:	$225,000

Target Cash Bonus:	30% of base salary, earned and paid quarterly

Bonus Plan Participation:	Glu Mobile Executive Bonus Plan, dated as of April 9, 2008
Mr. Chou is also a party to a Change of Control and Severance Agreement with the Company, the form of which is filed as Exhibit 10.02 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008, filed with the Securities and Exchange Commission on May 15, 2008.